EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Feeney
Executive Vice President
and Chief Financial Officer
AEP Industries
(201) 807-2330
feeneyp@aepinc.com

AEP INDUSTRIES INC. EXPLORING STRATEGIC ALTERNATIVES FOR ITS NETHERLANDS
SUBSIDIARY

South Hackensack, NJ, May 2, 2007 — AEP Industries Inc. (Nasdaq: AEPI, the “Company”) today announced that it is exploring strategic alternatives for its subsidiary in the Netherlands, AEP Industries Nederland B.V.  AEP has hired investment bankers from ABN AMRO to assist the company with the process.

The Company noted that there can be no assurances that the exploration of strategic alternatives will result in a consummated transaction. AEP Industries does not intend to disclose developments with respect to this process unless and until the Board of Directors has approved a specific transaction or course of action.

AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets. The Company has operations throughout North America and Europe.

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